UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. __)

Check the appropriate box:

x  Preliminary Information Statement
o  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
o  Definitive Information Statement

Kinglake Resources, Inc.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
x	No fee required
o	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
(1)	Title of each class of securities to which transaction applies: Common Stock, $.00001 par value.
(2)	Aggregate number of securities to which transaction applies: 21,087,000 shares of Common Stock, $.00001 par value.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
(4)	Proposed maximum aggregate value of transaction: N/A
(5)	Total fee paid: N/A
o	Fee paid previously with preliminary materials.
o
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

 Kinglake Resources, Inc.
Suite 500-666 Burrard Street,
Vancouver, BC, V6C 3P6 Canada
604-895-7412

February 5, 2008

Dear Shareholder:

The enclosed Information Statement is being furnished to shareholders of record on February 5, 2008, of Kinglake Resources, Inc. (~{!0~}Kinglake~{!1~} or the ~{!0~}Company~{!1~}), a Nevada corporation, in connection with the following proposal to amend the articles of incorporation to change the name of the corporation from Kinglake Resources, Inc. to K~{!/~}s Media, which was approved by action by written consent of a majority of all shareholders entitled to vote on the record date (the ~{!0~}Name Change Proposal).

WE ARE NOT ASKING FOR A PROXY AND
SHAREHOLDERS ARE NOT REQUESTED TO SEND US A PROXY.

Our board of directors has fully reviewed and unanimously approved both proposals.

The holders of approximately 53.11% of our common stock have executed a written consent in favor of the proposals described herein. However, under federal law these proposals will not be effected until at least 20 days after a definitive Information Statement has first been sent to shareholders who have not previously consented.

By Order of the Board of Directors

	By:	/s/ Ke Wang
Name Ke Wang
Title Chairman

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C PROMULGATED THERETO

Kinglake Resources, Inc.

INTRODUCTION

The majority shareholders of this 1934 Act Registrant, Kinglake Resources, Inc. have taken an Action By Majority Shareholders Consent Without A Meeting (hereinafter, ~{!0~}Majority Shareholder Action~{!1~}) pursuant to Nevada Revised Statutes 78.320, to change the name of the corporation to K~{!/~}s Media. This Information Statement is being filed pursuant to Section 14(c) of the Securities Exchange Act of 1934 and provided to the Company's shareholders pursuant to Rule 14c-2.

On January 18, 2008 (the ~{!0~}Closing Date~{!1~}), Kinglake Resources, Inc., (the "Registrant" or the "Company") completed a Share Exchange Agreement (the ~{!0~}Share Exchange Agreement~{!1~}) dated December 23, 2007, with Orient Come Holdings Limited, a company organized under the laws of British Virgin Island (~{!0~}Orient Come~{!1~}) and Beijing K's Media Advertising Ltd. Co., a limited liability company organized under the laws of the People~{!/~}s Republic Of China ("Chinese Advertisement Company~{!1~}).  Pursuant to the terms of the Share Exchange Agreement, the shareholders of Orient Come (the ~{!0~}Orient Come Shareholders~{!1~}) transferred to us all of the Orient Come shares in exchange for the issuance of 13,000,000 shares of our common stock (the ~{!0~}Acquisition~{!1~}). As a result of the Acquisition, Orient Come became our wholly-owned subsidiary and the Orient Come Shareholders and/or their designated third parties acquired in the aggregate approximately 62% of our issued and outstanding stock.

In addition, pursuant to the terms and conditions of the Exchange Agreement:

●	On the Closing Date, the Company consummated the transactions contemplated by the Share Exchange Agreement
●	On the Closing Date, Mr. Jake Wei resigned as CEO, but will serve as CFO.
●	On the Closing Date, Mrs. Wendy Shi resigned as CFO and Director; and Mr. Xin Chen resigned as Director
●	On the Closing Date, Mr. Ke Wang was appointed as Chairman, Mr. James Wei, the Director and Mr. Yan Zhuang the CEO and Director.

The foregoing descriptions of all the agreements defined above do not purport to be complete and are qualified in their entirety by reference to Form 8-K which was filed with the Commission on January 18, 2008.

We are a Nevada corporation. We are a fully-reporting 1934 Act company, with our common stock quoted on the Over the Counter Bulletin Board (OTCBB).

Information about us can be found in our Annual Report on Form 10-KSB for the fiscal year ended April 30, 2007 and our Form 10-QSB for the quarter ended October 31, 2007, both filed with the Commission. Additional information about us can be found in our public filings that can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov.

ITEM 1. INFORMATION REQUIRED BY ITEMS OF SCHEDULE 14A

A. NO TIME, PLACE OR DATE FOR MEETING OF SHAREHOLDERS

There WILL NOT be a meeting of shareholders and none is required under applicable Nevada law when an action has been approved by written consent by holders of a majority of the outstanding shares of our common stock. This Information Statement is first being mailed on or about Feb.15, 2008, to the holders of Common Stock as of the Record Date on Feb.5, 2008.

B. DISSENTERS' RIGHTS.

Under Nevada law, our shareholders do not have dissenters' rights in connection with any of the actions that were approved as disclosed in this Information Statement.

C.  THE VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS THEREOF.

The proposals to amend the corporate charter to change the name of the corporation to K~{!/~}s Media was approved by the action of a majority of all shareholders entitled to vote on the record date. This is Majority Shareholder Action, pursuant to Nevada Revised Statutes 78.320. The vote required for approval was 50% (of all shareholders entitled to vote) plus one vote, a simple majority. The actual affirmative vote was 53.11% of all shares issued and outstanding. The proposals are not effective before completion with compliance with Section 14(c), and the mailing or delivery of this definitive Information Statement to shareholders at least 20 days prior to the date that this corporate action may take place.

VOTING SECURITIES OF THE COMPANY:

ON Feb.5, 2008, THE RECORD DATE, THERE WERE 21,087,000 SHARES OF COMMON STOCK ISSUED AND OUTSTANDING. EACH SHARE OF COMMON STOCK ENTITLES THE HOLDER THEREOF TO ONE VOTE ON EACH MATTER THAT MAY COME BEFORE A MEETING OF THE SHAREHOLDERS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

The sole class of equity securities of the Company issued and outstanding is the common stock. The table on the following page sets forth, as of Feb. 5, 2008, certain information with respect to the common stock beneficially owned by (i) each Director, nominee and executive officer of the Company; (i) each person who owns beneficially more than 5% of the common stock; and (iii) all Directors, nominees and executive officers as a group.

OFFICERS, DIRECTORS AND BENEFICIAL OWNERS,AS OF Feb.5, 2008

Title of Class	Name	Number of Shares Owned	Percent of Voting Power
Common Stock	Ke Wang	900,000	4.3%
Common Stock	Jake Wei	0	0
Common Stock	James Wei	0	0
Common Stock	Yan Zhuang	0	0
Common Stock	Wendy Shi	1,500,000	7.1%
Common Stock	Xin Chen	1,500,000	7.1%
Common Stock	Team Step Investment Limited	1,800,000	8.5%
Common Stock	Chance Smart Holdings Limited	1,700,000	8.1%
Common Stock	Progress Mind Holdings Limited	1,650,000	7.8%
Common Stock	Market Group Limited	1,700,000	8.1%
Common Stock	High Grow Development Group Limited	1,800,000	8.5%
Common Stock	Sino Return Holdings Limited	2,000,000	9.5%
Common Stock	Ample Sun Development	1,500,000	7.1%
Common Stock	Pride Dragon Group Limited	1,950,000	9.3%
Common Stock	All Directors, Executive Officers and Director Nominees, as a group	900,000	4.3%

D.  AMENDMENT OF CHARTER – NAME CHANGE PROPOSAL.

The proposal to amend the articles of incorporation to change the name of the corporation to K's Media was approved by the action of a majority of all shareholders entitled to vote on the record date and by the Company's Board of Directors. The amendment to the certificate of incorporation will take effect no sooner than March 5, 2008.

    REASONS FOR AMENDMENT. The Company consummated an Share Exchange Agreement with Orient Come Holdings Ltd (~{!0~}Orient Come~{!1~}), and Beijing K's Media Advertising Ltd. Co. , pursuant to which the shareholders of Orient Come transferred to the Company all of their shares in exchange for the issuance of 13,000,000 shares of the Company's common stock. Additionally, 10,500,000 new issued, but not outstanding restricted common shares of the Company's common stock will be issued to the shareholders or their designed parties of Beijing K's Media Advertising Ltd. Co.. Accordingly, the Company desires to change its name to better reflect its new business in the media and advertising industry that targets high end consumers in China by placing premium brand advertising in ~{!0~}KTV~{!1~} clubs on behalf of top-tier consumer products clients throughout China.

E.   FEDERAL TAX CONSEQUENCES.

There are no tax consequences to the Name Change Proposal or to the Authorized Capital Proposal.

ITEM 2. STATEMENTS THAT PROXIES ARE NOT SOLICITED.

WE ARE NOT ASKING FOR A PROXY AND SHAREHOLDERS ARE
NOT REQUESTED TO SEND US A PROXY.

ITEM 3. INTEREST OF CERTAIN PERSONS.

Set forth below is the substantial interest, direct or indirect, by security holdings or otherwise, of each person who has been a director or officer of the Company at any time since the beginning of the last fiscal year in the matters that action was taken upon by Majority Shareholder Action as described in this Information Statement on Schedule 14C:

Title of Class	Name	Number of Shares Owned	Percent of Voting Power
Common Stock	Ke Wang [1]	900,000	4.3%
Common Stock	Wendy Shi	1,500,000	7.1%
Common Stock	Xin Chen	1,500,000	7.1%

Note [1]: Includes 900,000 shares held by Prot~{(&~}g~{(&~} Capital Limited, Room 810, Tower C2, Oriental Plaza, 1 East Chang An Avenue, Beijing China.  Ke Wang is the majority shareholder of Prot~{(&~}g~{(&~} Capital Limited.

ITEM 4. OTHER AND GENERAL INFORMATION.

Our Annual Report on Form 10-KSB, for the year ended April 30, 2007, including audited financial statements as of that date, and our Quarterly Report on Form 10QSB, for the quarter ended October 31, 2007, are available from us on request. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file annual and quarterly reports, proxy statements and other information with the Securities Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by FTME can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov.

You can read and copy any materials that we file with the SEC at the SEC'S Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. A copy of any public filing is also available, at no charge, from the Company.

ITEM 5. DOCUMENTS INCORPORATED BY REFERENCE.

(a) The Company's Annual Report on Form 10-KSB for the year ended April 30, 2007 is hereby incorporated by reference.

(b) The Company's Quarterly Report on Form 10-QSB for the quarter ended October 31, 2007 is hereby incorporated by reference.

Kinglake Resources, Inc.

Date: February 5, 2008	By:	/s/ Ke Wang
Name Ke Wang
Title Chairman

By the order of the Board of Directors

/s/ Ke Wang
Name Ke Wang
Title Chairman